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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of PerkinElmer, Inc., (formerly EG&G, Inc.) of our report dated April 9, 1998, relating to the consolidated financial statements of Lumen Technologies, Inc. (formerly BEC Group, Inc.) which appears in PerkinElmer, Inc.'s covering the historical statements of ILC Technology, Inc. included in PerkinElmer, Inc.'s (formerly EG&G, Inc.'s) Report on Form 8-K/A dated March 30, 1999.


                                                 /s/ PricewaterhouseCoopers LLP
                                                 -------------------------------
                                                     PricewaterhouseCoopers LLP


Dallas, Texas
February 9, 2000